UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500	Columbus Ohio 43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	X
Non-accelerated filer	(Do not check if a smaller reporting company)
Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ❑

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 23, 2017, M/I Financial, LLC (“M/I Financial”), a wholly-owned subsidiary of M/I Homes, Inc., entered into the First Amendment (the "First Amendment") to Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016 (the "MIF Mortgage Warehousing Agreement"). The MIF Warehouse Agreement is used to finance eligible mortgage loans originated by M/I Financial.

The First Amendment, among other things, extends the maturity date from June 23, 2017 to June 22, 2018, reduces the applicable LIBOR margin from 2.50% to 2.375%, and allows the maximum amount of borrowing availability to be increased from $125 million to $150 million during the periods from September 25, 2017 to October 16, 2017 and from December 15, 2017 to February 2, 2018. The other material terms of the MIF Mortgage Warehousing Agreement remain unchanged.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1
First Amendment to Second Amended and Restated Mortgage Warehousing Agreement, dated June 23, 2017, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2017

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
First Amendment to Second Amended and Restated Mortgage Warehousing Agreement, dated June 23, 2017, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.